Exhibit 4

IMPERIAL TOBACCO GROUP PLC

PROXY FORM

You may appoint another person or persons to attend and vote for you. If you wish to do so, please complete this form and return it in the enclosed reply paid envelope.

REFERENCE NUMBER	CARD I.D.	ACCOUNT NUMBER

You can submit your proxy electronically at www.sharevote.co.uk using the above numbers.

Before completing, please read the notes on completion of the proxy form overleaf and the explanatory notes in the accompanying notice. I/We, the undersigned, being a member/members of Imperial Tobacco Group PLC, hereby appoint the Chairman of the Meeting, or                                      (SEE NOTES) as my/our proxy to vote for me/us at the Annual General Meeting of the Company to be held on 3 February 2004 and at any adjournment thereof.

Please indicate your vote by marking the appropriate boxes in black ink like this: ☒

Resolution		For	Against	Vote withheld	Resolution			For	Against	Vote withheld
1.	Report and Accounts	☐	☐	☐	12.	Donations to EU political organisations
2.	Directors’ Remuneration Report	☐	☐	☐		a)	Imperial Tobacco Group PLC	☐	☐	☐
3.	To declare a final dividend	☐	☐	☐		b)	Imperial Tobacco Limited	☐	☐	☐
4.	To reappoint Mr S Huismans (R) (N)	☐	☐	☐		c)	Imperial Tobacco International Limited	☐	☐	☐
5.	To reappoint Mr I J G Napier (A) (N) (R)	☐	☐	☐		d)	Van Nelle Tabak Nederland B.V.	☐	☐	☐
6.	To reappoint Mr D Cresswell	☐	☐	☐		e)	John Player & Sons Limited	☐	☐	☐
7.	To reappoint Dr F A Rogerson	☐	☐	☐		f)	Reemtsma Cigarettenfabriken GmbH	☐	☐	☐
8.	To reappoint Mr B C Davidson	☐	☐	☐		g)	Compagnie Indépendante des Tabacs S.A.	☐	☐	☐
9.	To reappoint Mr D W Thursfield (N)	☐	☐	☐	13.	Sharesave Plan Renewal (France)		☐	☐	☐
10.	Reappointment and remuneration of Auditors	☐	☐	☐	14.	Authority to allot securities		☐	☐	☐
11.	Number of Directors	☐	☐	☐	15.	Disapplication of pre-emption rights*		☐	☐	☐
					16.	Purchase of own shares including treasury shares*		☐	☐	☐

*Special resolution.	(A) Member of the Audit Committee	(N) Member of the Nominations Committee.	(R) Member of the Remuneration Committee

Signature		Date
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ADMISSION CARD

Annual General Meeting at the Bristol Marriott Hotel City Centre, 2 Lower Castle Street, Old Market, Bristol BS1 3AD
3 February 2004, 2.30pm.

If you come to the Annual General Meeting please bring this card. You will be asked to produce it to show that you have the right to attend, speak and vote.

We are making special arrangements to help shareholders who are confined to a wheelchair or are in any other way physically disabled or who are hard of hearing.

Please also see overleaf for directions to the Annual General Meeting.

NOTES ON COMPLETION OF PROXY FORM

1.          As a member entitled to attend and vote you may appoint a proxy or proxies of your own choice to attend and, on a poll, vote instead of you. A proxy need not be a shareholder. Completion and return of a proxy form does not prevent you from attending the Meeting and voting instead of the proxy if you so wish.

2.          Please indicate, by marking the appropriate box as shown, how you wish your proxy/proxies to vote in the event of a poll. Unless otherwise directed, the proxy/proxies will abstain or vote as they think fit on the resolution or any other matter which is subject to a poll, or may properly come before the Meeting.

3.          If you wish to appoint someone other than the Chairman of the Meeting as your proxy, you should insert in block letters the name of the person(s) you wish to appoint in the space provided. If no name is entered, the return of this form, signed, will authorise the Chairman to act as your proxy.

4.          In the case of a corporation, the proxy form must be under its common seal or signed on its behalf by a duly authorised officer or attorney.

5.          In the case of joint holders, any one holder may sign the proxy form. The vote of the senior holder who tenders a vote will be counted. For this purpose seniority is determined by the order in which the names appear on the register of shareholders.

6.          To be valid the proxy form, together with the original or a duly certified copy of the power of attorney or other authority, if applicable, under which it is signed, must be lodged with the Company’s Registrars, Lloyds TSB Registrars, Worthing, West Sussex BN99 6DA, not less than 48 hours before the scheduled start of the Meeting or any adjournment thereof. A reply paid envelope is enclosed for your convenience.

INTERNET VOTING

You may, if you wish, appoint your proxy electronically at www.sharevote.co.uk You will need the Reference Number, Card I.D. and Account Number, which together make up a 24-character reference number, printed on the front of this form. Alternatively, if you have already registered with Lloyds TSB Registrars’ on-line portfolio service shareview, you can submit your proxy form at www.shareview.co.uk (click on “Company Meetings”); full instructions are given on the websites. Please note that any electronic communication found to contain a computer virus will not be accepted.

Please do not fold this form

TIMETABLE OF EVENTS		ANNUAL GENERAL MEETING VENUE
Ex-dividend date	21 January 2004	2.30pm Tuesday 3 February 2004 Bristol Marriott Hotel City Centre,
Dividend record date	23 January 2004	2 Lower Castle Street, Old Market, Bristol BS1 3AD Tel: 0117 929 4281
Last date for receipt by	30 January 2004
Lloyds TSB Registrars of Dividend Reinvestment Plan Mandate forms		Directions From the M4 take junction 19 signposted M32. Follow signs to the city centre. The hotel can be found on Lower Castle Street, off Castle Street.
Last date for lodgement of proxy forms	1 February 2004	Parking An NCP car park is situated next to the hotel.
Rail
Annual General Meeting	3 February 2004	A courtesy taxi service from Bristol Temple Meads to the Bristol Marriott City Centre will run from 1.00pm - 2.00pm, returning to BristolTemple Meads at the conclusion of the Meeting.
Payment of final dividend	20 February 2004